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                                                                    EXHIBIT 99.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in Registration Statement Nos. 333-72583, 333-87427, 333-40652, 333-56712, 333-59786, 333-66078,
333-67446, 333-71966, 333-76880, 333-116510, and 333-85654 on Form S-3; and
Registration Statement Nos. 333-16529, 333-34002, 333-37366, 333-59200,
333-106733, 333-117460, and 333-117461 on Form S-8 of Calpine Corporation of our report dated March 11, 2004 except for Note 9, as to which the date is August 20, 2004, relating to the financial statements of Acadia Power Partners LLC, appearing as Exhibit 99.1 in Form 10-K/A of Calpine Corporation for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers LLP

Houston, TX
September 10, 2004